Exhibit 99.1

Press Release

Carlyle Names John Redett as Chief Financial Officer and Head of Corporate Strategy

Curt Buser to retire after nearly 20 years at the firm

Jim Burr succeeds John Redett as Head of Global Financial Services

Washington, D.C. and New York, NY – June 20, 2023 – Global investment firm Carlyle (NASDAQ: CG) today announced that John Redett will become the firm’s Chief Financial Officer and Head of Corporate Strategy, effective October 1, 2023. Redett succeeds Curt Buser, Chief Financial Officer at Carlyle since 2014, who has decided to retire from the firm effective at the end of the year. Buser will step down as Chief Financial Officer effective September 30, 2023 and will become a Senior Advisor, where he will work to ensure a smooth and successful transition until his retirement.

Redett is a seasoned executive and investor with 25 years of experience in financial services, the past 16 of which have been at Carlyle, including serving as Co-Head of Global Financial Services since 2016 and sole Head of Global Financial Services since 2020. His significant expertise is built on the ability to navigate complex financial markets, manage enterprise risk, and understand the key elements necessary to drive profitability at a diverse array of financial institutions. In his new role, John will work with Carlyle’s Chief Executive Officer, Harvey Schwartz, and the leadership team to implement Carlyle’s strategy for driving long-term growth and position the firm for the future.

In addition, Carlyle today announced that Jim Burr will become Head of Global Financial Services, effective October 1, 2023. Jim is a 27-year veteran of the financial services industry and a senior member of Carlyle’s Financial Services team. He has been deeply involved in the financial services portfolio since he joined the team in 2008 and currently serves on the boards of Hilb Group, CFGI, PIB Group, Hurst Point, NSM Insurance Group, and Vantage.

Carlyle Chief Executive Officer, Harvey Schwartz, said, “I am pleased to announce John’s new position at Carlyle. He is an industry veteran with an impressive track record of successfully implementing growth strategies at financial services firms, and I am confident he is the right leader to work closely with me to further scale the firm and deliver for all our stakeholders. I would also like to thank Curt for his support as I transitioned into my new role at Carlyle and his dedication to the firm over his long and successful career.”

Carlyle Co-Chairmen, Bill Conway and David Rubenstein, said, “Curt has made an enormous contribution to Carlyle over nearly two decades, transforming our finance function. From overseeing financial management, to improving reporting systems and playing a key role in the firm’s IPO, his leadership and wise counsel have driven Carlyle’s growth and success. We wish Curt an enjoyable retirement and congratulate John and Jim on their new roles.”

John Redett said, “I am honored to take on this new role at Carlyle and look forward to working closely with Harvey and the leadership team across the firm to capture the substantial long-term opportunity and execute our growth strategy. For 16 years it has been a privilege to be part of a world-class firm with incredibly talented people and I am excited to get started in my new role. I would like to thank Harvey for this opportunity, and Curt for ensuring a smooth transition.”

Curt Buser said, “Having spent nearly 20 years at Carlyle and served as CFO for almost a decade, it is the right time to announce my retirement. I am grateful for the opportunity to have worked alongside such collaborative and talented colleagues throughout my career at Carlyle. I am especially thankful to the founders for their leadership and for supporting my professional and personal development. It has been a pleasure getting to know and work with Harvey, and I am highly confident in his leadership and the future of the firm.”

About John Redett

John C. Redett will become the Chief Financial Officer and Head of Corporate Strategy at Carlyle, effective October 1, 2023. He is based in New York.

Mr. Redett joined Carlyle in 2007 as an investor on the Global Financial Services team. He has served as the sole Head of Global Financial Services since 2020 and was the Co-Head of Global Financial Services from 2016-2020.

Mr. Redett is a 25-year veteran of the financial services industry and has been deeply involved in the operations and management of many financial services businesses during his career. He has led or been a key contributor to some of Carlyle’s significant investments across various subsectors of financial services, including Duff & Phelps, TCW, BankUnited, Hilb Group, EPIC, DBRS, Central Pacific Bank, CFGI, Sedgwick, PIB Group and JenCap.

He currently serves on the Board of Directors for several portfolio companies, including Galway, CFGI, Hilb Group, NSM Insurance Group, PIB Group, Hurst Point, Sedgwick, TCW.

Prior to joining Carlyle, Mr. Redett worked at Goldman Sachs from 2005-2007, and JPMorgan from 2000-2005.

He received an MBA from New York University and a BS from University of Colorado.

About Jim Burr

Jim F. Burr will become the Head of Global Financial Services at Carlyle, effective October 1, 2023. He has been a Managing Director on the Global Financial Services team since joining Carlyle in 2008.

Mr. Burr is deeply involved with the entire Financial Services portfolio, currently serving on the boards of Hilb Group, CFGI, PIB Group, Hurst Point, NSM Insurance Group, and Vantage.

Prior to Carlyle, Mr. Burr worked at Wachovia Bank, where he served in several senior positions, including Corporate Treasurer from 2006 to 2008, where he was responsible for activities relating to funding, investing, risk transference, balance sheet management, liquidity and capital usage. Other Wachovia positions included Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products and Mortgage Analyst. Mr. Burr began his career at Ernst & Young, where he was a CPA focused on banking and computer audit issues.

Mr. Burr was a CPA in the state of North Carolina from 1994 to 2007.

He received his BS in business administration from Appalachian State University.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $381 billion of assets under management as of March 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

Media

Leigh Farris

+1 (212) 813-4815

leigh.farris@carlyle.com

Public Market Investor Relations

Daniel Harris

+1 (212) 813-4527

daniel.harris@carlyle.com

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions and statements that are not historical facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements and those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023, as such factors may be updated from time to time in our periodic filings with the U.S. Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer for any Carlyle fund.

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